UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

SANA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39941	83-1381173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

188 East Blaine Street, Suite 350

Seattle, Washington 98102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 701-7914

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SANA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to achieve a more equal balance of director membership among the three classes of the Board of Directors (“Board”) of Sana Biotechnology, Inc. (the “Company”) in accordance with the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), the Board determined that one of its Class I directors (with a term expiring at the Company’s 2028 annual meeting of stockholders) should be reclassified to a Class III director (with a term expiring at the Company’s 2027 annual meeting of stockholders). Accordingly, on April 22, 2026, contingent upon and effective as of immediately prior to his re-appointment to the Board as a Class III director, Steven D. Harr, M.D., tendered his resignation from his position as a Class I director to the Board, and on the same date, the Board accepted such resignation and immediately re-appointed him as a Class III director. The foregoing actions were effected solely to rebalance the Board classes in order to comply with the Certificate of Incorporation, and Dr. Harr’s service on the Board is deemed to have continued uninterrupted. The Board now consists of three directors in each of Class I, II, and III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sana Biotechnology, Inc.

Date: April 24, 2026	By:	/s/ Aaron M. Grossman
Aaron M. Grossman
Executive Vice President, Chief Legal Officer